Exhibit 5.1

August 10, 2026

Broadstone Net Lease, Inc.

207 High Point Drive

Suite 300

Victor, New York 14564

Re:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”) – the offering and sale of up to 12,650,000 shares of Common Stock (the “Shares”) to the public pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-279117 and 333-279115-01) originally filed with the Securities and Exchange Commission on May 3, 2024 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company under the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i) the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 5, 2023;

(ii) the Second Amended and Restated Bylaws of the Company, effective as of March 23, 2020 (the “Bylaws”);

(iii) the Action by Written Consent of the Board of Directors (the “Board of Directors”) of the Company in Lieu of an Organizational Meeting, dated as of October 19, 2007 (the “Organizational Resolutions”);

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 10, 2026

(iv) resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of July 23, 2026 and August 6, 2026 which, among other things, authorized the offering and issuance of the Shares (collectively, the “Directors’ Resolutions” and such offering and issuance, the “Offering”);

(v) the Registration Statement and (A) the related base prospectus dated May 3, 2024 (the “Base Prospectus”), the related preliminary prospectus supplement dated August 6, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), and any and each of the other issuer free writing prospectuses listed on Annex A to the Underwriting Agreement (as defined herein) (collectively, the “Disclosure Package”), and (B) the related final prospectus supplement dated August 10, 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”);

(vi) a fully executed copy of the Underwriting Agreement, dated as of August 6, 2026 (the “Underwriting Agreement”), by and among the Company, Broadstone Net Lease, LLC, a New York limited liability company of which the Company acts as the managing member (the “Operating Company”), and Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan Securities”), each as a representative (collectively, the “Representatives”) of the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”), Morgan Stanley and J.P. Morgan Securities, as Forward Purchasers, and of Morgan Stanley and J.P. Morgan Securities, as Forward Sellers;

(vii) a certificate of two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate and among other things, as to the manner of adoption or approval of the Directors’ Resolutions, the authorization for issuance of the Company Shares and the Confirmation Shares, and the form, approval, execution and delivery of the Underwriting Agreement;

(viii) a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(ix) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a) each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b) each natural person executing any of the Documents is legally competent to do so;

(c) any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 10, 2026

(d) the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e) the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f) none of the Shares have been or will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company;

(g) upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. When issued and delivered by the Company in exchange for payment of the consideration therefor, in accordance with the Directors’ Resolutions and the Underwriting Agreement, the Shares to be issued in the Offering will have been duly authorized by all necessary corporate action on the part of the Company, and such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 10, 2026

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the foregoing, which is incorporated by reference in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,